Exhibit 99.2
News Release
Copano Energy, L.L.C.

Contacts:	Carl A. Luna, SVP and CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-l.com
Anne Pearson/ apearson@drg-l.com
DRG&L/ 713-529-6600

COPANO ENERGY TO HOST ANALYST MEETING ON JUNE 16

HOUSTON, June 8, 2011 — Copano Energy, L.L.C. (NASDAQ: CPNO) today announced that it will host an analyst meeting in Houston on Thursday, June 16, from 9 a.m. to 12 p.m. Central Daylight Time (10 a.m. to 1 p.m. Eastern Daylight Time). The meeting will be webcast and will include detailed presentations by senior management on the company’s strategy, operations, growth opportunities and financial results.

To listen to a live audio webcast and view Copano’s presentation materials, visit the investor relations section of Copano’s website at www.copanoenergy.com under “Upcoming Events.”  An audio replay of the meeting will be archived on the website shortly after the presentation concludes.

Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Texas, Oklahoma, Wyoming and Louisiana.  Its assets include approximately 6,400 miles of active natural gas gathering and transmission pipelines, 260 miles of NGL pipelines and ten natural gas processing plants, with more than one billion cubic feet per day of combined processing capacity and 22,000 barrels per day of fractionation capacity.  For more information, please visit www.copanoenergy.com.